                                                                    EXHIBIT 4.07

                              WARRANT CERTIFICATE


          THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM.


No.                                                          Date:_____________


                 Certificate for_________ Common Stock Warrants

                 EXERCISABLE COMMENCING ON THE DATE OF ISSUANCE
                               HEREOF AND ENDING
                    ON THE EXPIRATION DATE AS DEFINED HEREIN

                                  SHOPPING.COM


     THIS CERTIFIES that______________________________ or his, her or its registered assigns is the registered holder (the "Warrantholder") of the number of Common Stock Purchase Warrants ("Warrants") set forth above, each of which represents the right to purchase one share ("Share") of the common stock of Shopping.com, a California corporation (the "Company"), no par value per share (the "Common Stock"), at the exercise price of $1.50 per Share (such exercise price per Share as adjusted from time to time is referred to herein as the "Exercise Price"), at any time after the earlier of 90 days after the effective date the Company's Initial Public Offering or June 30, 1998 prior to the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed, at the Company's principal executive office (the "Office"), and by paying in full the Exercise Price, plus transfer taxes, if any, in United States currency by cash, certified check, bank cashier's check or money order payable to the order of the Company or by delivering Common Stock pursuant to the cashless exercise provisions herein.

   Section 1.  Registration.
               ------------

     (a) Warrantholder List.  This Warrant Certificate shall be numbered and
         ------------------
registered in the name of the record holder to whom it is distributed, as provided by the

Company; and the Company shall maintain a list showing the name, address and number of Warrants held by each of the Warrantholders of record.

     (b) Warrantholder of Record.  The Company may deem and treat the
         -----------------------
Warrantholder of record as the absolute owner of the Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

   Section 2.  Registration of Transfers and Exchanges.
               ---------------------------------------

     (a) Registration of Transfer.  The Company shall register the transfer of
         ------------------------
this Warrant Certificate upon the records to be maintained by it for that purpose, upon surrender of this Warrant Certificate accompanied (if so required by the Company) by (i) a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and (ii) an opinion of counsel, reasonably satisfactory to the Company, that such transfer is exempt from registration under the Act. Upon any such registration or transfer, a new Warrant Certificate shall be issued to the transferee, and the surrendered Warrant Certificate shall be cancelled by the Company.

     (b) Exchange of Warrant Certificate.  Warrant Certificates may be exchanged
         -------------------------------
for another Warrant Certificate or Warrant Certificates of like tenor entitling the holder thereof to purchase a like aggregate number of Shares as the Warrant Certificate(s) surrendered then entitle such holder to purchase. Any holder of a Warrant desiring to exchange Warrant Certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate(s) evidencing the Warrant or Warrants to be so exchanged.
Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Warrant Certificate or Certificates, as the case may be, as so requested. Warrant Certificates surrendered for exchange, transfer or exercise shall be cancelled by the Company.

     (c) Legended Warrant Certificate.  A Warrant Certificate presented for
         ----------------------------
registration of transfer or exchange having a legend endorsed thereon pursuant to any agreement restricting transfer of such Warrant Certificate shall only be registered for transfer or exchanged upon compliance with the requirements of such agreement.

   Section 3.  Mutilated or Missing Warrant Certificates.  In case this Warrant
               -----------------------------------------
Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested, also satisfactory to the Company.

Applicants for such substitute Warrant Certificates shall also comply with such other reasonable requests and pay such other reasonable charges as the Company may prescribe.

   Section 4.  Duration and Exercise of Warrants.
               ---------------------------------

     (a) Expiration.  The Warrants represented by this Warrant Certificate shall
         ----------
expire at 5:00 p.m. Los Angeles Time, on May 31, 2002 (the "Expiration Date"). Any Warrant Certificate not surrendered to the Company for exercise in accordance with Section 4(b) or 4(c) prior to such time on the Expiration Date shall be void.

     (b) Cash Exercise.  Subject to the provisions of this Warrant Certificate
         -------------
and prior to the close of business on the Expiration Date, the Warrantholder shall have the right to purchase from the Company the number of Shares of Common Stock specified above at the per Share Exercise Price. In order to exercise such right, the Warrantholder shall surrender this Warrant Certificate(s) evidencing such Warrants to the office of the Company or any transfer agent of the Common Stock with the form of Election to Purchase set forth hereon duly completed and signed, and shall tender payment in full of the Exercise Price to the Company for the Company's account, together with such taxes as are specified in Section 7 hereof, for each Share with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by cash, certified check, bank cashier's check or money order, payable in United States currency to the order of the Company. In addition, if the Shares deliverable upon exercise have not been registered under the Securities Act of 1933, as amended (the "Act"), the Warrantholder shall, as a condition to exercise of the Warrants, deliver a duly executed certificate substantially in the form of Exhibit A hereto.

     (c) Cashless Exercise  (i)  In lieu of the payment of the Purchase Price,
         -----------------
the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Purchase Price) that number of shares of Common Stock (the "Conversion Shares") equal to the quotient obtained by (x) dividing the value of this Warrant (or portion thereof as to which the Conversion Right is being exercised) at the time the Conversion Right is exercised (determined by subtracting the aggregate Purchase Price of the shares of Common Stock as to which the Conversion Right is being exercised in effect immediately prior to the exercise of the Conversion Right from the aggregate current market price (the "Current Market Price", defined in subsection ii hereinafter) of the shares of Common Stock as to which the Conversion Right is being exercised immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right.

     (ii) The Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five (5) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq SmallCap Market) on which the shares of Common Stock are listed or admitted to trading, or if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the highest reported bid price for the shares of Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDQ is no longer reporting such information. If on any such date the shares of Common Stock are not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of the share of Common Stock on such date, as determined in good faith by the board of directors of the Company whose determination shall be conclusive absent manifest error, shall be used.

     (d) Remaining Warrants.  The Warrants evidenced by this Warrant Certificate
         ------------------
shall be exercisable only in multiples of one (1) Warrant. In the event that less than all of the Warrants evidenced by this Warrant Certificate are exercised at any time prior to the close of business on the Expiration Date, one or more new Warrant Certificate(s) shall be issued to the Warrantholder, or his, her or its duly authorized assigns, by the Company for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

   Section 5.  Issuance of Share Certificates.
               ------------------------------

     (a) Issuance of Certificate.  Upon surrender of this Warrant Certificate,
         -----------------------
payment of the Exercise Price, compliance with Section 2(c), if applicable and, if the Shares deliverable on exercise have not been registered under the Act, the delivery of a certificate in the form of Exhibit A hereto, the Company shall issue certificates representing Shares ("Share Certificates") in the name of the tendering Warrantholder and deliver the Share Certificates to the tendering Warrantholder or his designee.

     (b) Legend.  If the Shares deliverable upon exercise of this Warrant have
         ------
not been registered under the Act, the Share Certificate shall bear a legend in substantially the following form: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM.

   Section 6.  Adjustment of Exercise Price.  Subject to Section 6(l), the
               ----------------------------
Exercise Price in effect from time to time for each Warrant shall be subject to adjustment upon the occurrence of the events specified in this Section 6.

     (a) Definitions.  For purposes of this Section 6 the following definitions
         -----------
shall apply:

     "Common Stock Equivalent" shall mean Convertible Securities and rights
      -----------------------
entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

     "Common Stock Outstanding" shall mean the aggregate of all Common Stock
      ------------------------
outstanding and all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

     "Convertible Securities" shall mean any indebtedness or shares of stock
      ----------------------
convertible into or exchangeable for Common Stock, including, but not limited to, Series A Preferred Stock, and Series B Preferred Stock.

     "Current Exercise Price" shall mean the Exercise Price immediately before
      ----------------------
the occurrence of any event, which, pursuant to Section 6(b), causes an adjustment to the Exercise Price.

     "Exercise Price" shall mean the price, determined pursuant to this Section
      --------------
6, at which shares of Common Stock shall be deliverable upon exercise of the Warrant.

     "Issuance Date" shall mean the first date on which the Company issues the
      -------------
Warrants.

     "Options" shall mean any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

     (b) Issuance of Securities.  Subject to Section 6(l), in case the Company
         ----------------------
shall at any time after the Issuance Date issue or sell any Common Stock, Options or Convertible Securities (other than the issuance of the Common Stock on the conversion of the Series A Preferred Stock, or Series B Preferred Stock)for a consideration per share less than the Current Exercise Price then, and thereafter successively upon each such issuance or sale, the Current Exercise Price shall simultaneously with such issuance or sale be adjusted to an Exercise Price determined by multiplying the Current Exercise Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company would purchase at the Current Exercise Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issue after giving effect to such issue of Common Stock, Options or Convertible Securities; provided, however, that for the purposes of this subsection, all shares of Common Stock then issuable upon conversion or exercise of then outstanding rights or options to acquire Common Stock at a Current Exercise Price or other stocks or securities convertible into Common Stock at a price less than the Current Exercise Price shall be deemed to be outstanding.

     For the purposes of this subsection 6(b), the following provisions shall also be applicable:

          (1) Cash Consideration.  In case of the issuance or sale of additional
              ------------------
Common Stock, Options or Convertible Securities for cash, the per share price therefor shall be deemed to be the amount of cash received by the Company for such shares or, if such shares are offered by the Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

          (2) Non-Cash Consideration.  In case of the issuance (otherwise than
              ----------------------
upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration, a part of which shall be other than cash, the fair value of such consideration as determined by the board of directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 6, of the per share price, other than cash, received by the Company for such securities.

          (3) Options and Convertible Securities.  In case the Company shall in
              ----------------------------------
any manner issue or grant any Options or any Convertible Securities, the sum of
(i) the portion of the consideration received by the Company as payment for the grant or issuance of the Option or Convertible Security reasonably determined in good faith by the board of directors to be allocable to the Options or Convertible Securities plus (ii) the minimum amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall, in the aggregate, be deemed to be the per share price of such securities; provided that, subject to the provisions of Section 6(c), no further adjustment of the Exercise Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

     (c) Change in Option Price or Conversion Rate.  If the purchase price
         -----------------------------------------
provided for in any Option referred to in subsection 6(b)(3), or the rate at which any Convertible Securities referred to in subsection 6(b)(3) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. (If the purchase price provided for in any such Option referred to in subsection 6(b)(3), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection 6(b)(3) or the rate at which any Convertible Securities referred to in subsection 6(b)(3) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Exercise Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or convertible Security never been issued and had adjustments been made only upon the insurance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Common Stock.

     (d) Termination of Option or Conversion Rights.  In the event of the
         ------------------------------------------
termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of the Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

     (e) Stock Splits, Dividends, Distributions and Combinations.  If the
         -------------------------------------------------------
Company should at any time for from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents, then, following such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of any Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock (including, for this purpose, Common Stock Equivalents) determined in accordance with Section 6(g). If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of any Warrant shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

     (f) Other Dividends.  If the Company shall declare a distribution payable
         ---------------
in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(b)(3), then, in each such case for the purpose of this Section 6(f), Warrantholders shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their Warrants are exercisable as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     (g) Recapitalizations.  If at any time or from time to time there shall be
         -----------------
a recapitalization of the Common Stock (other than a subdivision, combination or merger or a sale of assets transaction provided for elsewhere in this Section 6) provision shall be made so that the Warrantholders shall thereafter be entitled to receive upon exercise of such Warrants the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Warrantholders after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise of such Warrants) shall be applicable after that event so that the number of shares of stock or other securities or property of the Company or otherwise shall be as nearly equivalent as may be practicable.

     (h) Successive Changes.  The above provisions of this Section 6 shall
         ------------------
similarly apply to successive issuances, changes, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock.

     (i) Other Events Altering Conversion Price.  Upon the occurrence of any
         --------------------------------------
event not specifically denominated in this Section 6 as altering the Exercise Price that, in the reasonable exercise of the business judgment of the board of directors of the Company requires, on equitable principles, the alteration of the Exercise Price, the Exercise Price will be equitably altered.

     (j) No Impairment.  The Company will not, by amendment of its Amended and
         -------------
Restated Certificate of Incorporation, including the filing of a certificate of designation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against impairment.

     (k) Miscellaneous Conversion Price Matter.  The Company shall at all times
         -------------------------------------
reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon exercise of all the then outstanding Warrants and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon the exercise of such Warrants.

     (l) Excluded Events.  Notwithstanding anything in this Section 6 to the
         ---------------
contrary, the Exercise Price shall not be adjusted by virtue of (i) the conversion of shares of Series A Preferred Stock, or Series B Preferred Stock into shares of Common Stock, (ii) the repurchase of shares from the Company's employees, consultants, officers or directors at such person's cost (or at such other price as may be agreed to by the Company's board of directors), or (iii) the issuance and sale of, or the grant of options to purchase, shares of Common Stock to employees, advisors, directors, officers or consultants of the Company and its subsidiaries at a price which is less than the Exercise Price at the time of such issuance or sale (all as determined in accordance with this Section 6) as may be approved by the board of directors, and none of such shares shall be included in any manner in the computation from time to time of the Exercise Price under subsection 6(b) or in Common Stock Outstanding for purposes of such computation.

     (m) No Fractional Shares.  No fractional shares shall be issued upon
         --------------------
exercise of Warrants and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share determined on the basis of the total number of Warrants the Warrantholder is at the time exercising for Common Stock and the aggregate number of shares of Common Stock (including the aggregation of all fractional shares) issuable upon such aggregate exercise.

     (n) Certificate as to Adjustments.  Upon the occurrence of each adjustment
         -----------------------------
or readjustment of the Exercise Price pursuant to this Section 6, the Company, at its expense upon request by any Warrantholder, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Current Exercise Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of a Warrant.

   Section 7.  Payment of Taxes.  The Company will pay all documentary stamp
               ----------------
taxes attributable to the initial issuance of Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any Share Certificates in a name other than that of the Warrantholder of record, and the Company shall not be required to issue or deliver such Share Certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid and the Company may withhold from any funds payable to a Warrantholder or require the Warrantholder to pay, any tax subject to withholding pursuant to any law or governmental regulation before issuing or delivering any Share Certificate.

   Section 8.  Voting Rights or Notice.  Nothing contained in this Warrant
               -----------------------
Certificate shall be construed as conferring upon the Warrantholder the right to vote or to consent or to receive notice as a Shareholder in respect of any rights or other matter whatsoever as a Shareholder of the Company, or any other rights or liabilities as a Shareholder of the Company.

   Section 9   Notice  Any notice pursuant to this Warrant Certificate to be
               ------
given by the Company to the Warrantholder shall be sufficiently given if personally delivered or sent by first class United States mail, by overnight courier guaranteeing next-day delivery, or by facsimile confirmed by letter, addressed (until another address is filed in writing by the Warrantholder with the Company) to the address specified in the Warrant register maintained by the Company.

   Section 10  Supplements and Amendments.  The Company may from time to time
               --------------------------
supplement or amend this Warrant Certificate without the consent or concurrence of the Warrantholder in order to cure any ambiguity, manifest error or other mistake in this Warrant Certificate, or to make provision in regard to any matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Warrantholder.

   Section 11  Warrant Agent.  The Company may, by written notice to the
               -------------
Warrantholder, appoint an agent having an office in either New York, New York or Los Angeles, California, for the purpose of issuing Shares on the exercise of the Warrants, exchanging Warrants, replacing Warrants or any of the foregoing, and thereafter any such issuance, exchange or replacement shall be made at such office by such agent.

   Section 12  Successors.  All the representations, warranties, agreements,
               ----------
covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

   Section 13  Governing Law.  This Warrant Certificate shall be deemed to be a
               -------------
contract made under the laws of the State of California and for all purposes shall be construed in accordance with the internal laws of said State without regard to conflicts of laws principles.

   Section 14  Benefits of This Agreement.  Nothing in this Warrant Certificate
               --------------------------
shall be construed to give to any person or entity other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate; and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

   Section 15  Invalidity of Provisions.  If any provision of this Warrant
               ------------------------
Certificate is or becomes invalid, illegal or unenforceable in any respect, such provision shall be deemed amended to the extent necessary to cause it to express the intent of the parties to the maximum possible extent and be valid, legal and enforceable. The invalidity or deemed amendment of such provision shall not affect the validity, legality or enforceability of any other provision hereof.

   Section 16  No Impairment.  The Company will not, by amendment of its
               -------------
certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

   Section 17  Section Headings.  The section headings contained in this Warrant
               ----------------
Certificate are for convenience only and shall be without substantive meaning or content.

   IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary, as of the day and year first above written.

                                    COMPANY:

                                    SHOPPING.COM

                                    By: __________________________

                                    Title: President


Attest:



By: ___________________________
     Secretary

                             COMMON STOCK WARRANTS
                              ELECTION TO PURCHASE


     The undersigned hereby irrevocably elects to exercise ______________ of the Warrants represented by this Warrant Certificate and to purchase the Shares issuable upon the exercise of said Warrants, and requests that Share Certificates for such Shares be issued and delivered as follows:


ISSUE TO:      ______________________________________________
               (Name)


               ______________________________________________
               (Address, Including Zip Code)


               ______________________________________________
               (Social Security or Tax Identification Number)



DELIVER TO:    ______________________________________________
               (Name)


               at ___________________________________________
                  (Address, Including Zip Code)



     If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth above or otherwise as the undersigned shall direct in writing.

     In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $ _________ by cash, certified check, bank cashier's check or money order payable in United States currency to the order of the Company, or the number of shares of Common Stock to be delivered for the Cashless Exercise as follows:



Dated: __________________,____


                                    ____________________________________
                                                  Signature

                                    (Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)

Signature Guaranteed:               PLEASE INSERT SOCIAL SECURITY OR TAX
                                    IDENTIFICATION NUMBER OF HOLDER



_____________________________       ___________________________________

                                   ASSIGNMENT
                             COMMON STOCK WARRANTS



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:

                 Social
Name of        Security No.
Assignee       or Tax I.D.         Address        # of Warrants
--------       -----------         -------        -------------



and does hereby irrevocably constitute and appoint ___________________________, Attorney, to make such transfer on the books of Shopping.com, maintained for that purpose, with full power of substitution in the premises.



Dated: __________________,____             ____________________________________
                                                      Signature

                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of the Warrant
                                           Certificate.)


                                           Signature Guaranteed:


                                           ____________________________________

                        EXHIBIT A TO WARRANT CERTIFICATE

                REPRESENTATIONS AND WARRANTIES BY WARRANTHOLDER
                     UPON EXERCISE OF COMMON STOCK WARRANTS



     THE UNDERSIGNED (hereinafter referred to as "Purchaser") is exercising the Warrants tendered with this Certificate, and in connection with such exercise, makes the following representations and warranties to Shopping.com (the "Company") with the knowledge and intent that the Company shall be entitled to rely thereon in delivering shares of the Company's Common Stock (the "Shares") to purchaser upon exercise of the Warrants:

     1. Purchaser is acquiring the Shares either (a) for investment for its own account, and not with a view to or for sale in connection with any distribution thereof or (b) for offer and sale solely pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"). Purchaser understands that the Shares to be purchased have not been registered pursuant to the Act, and the offer and sale of the Shares is intended to be exempt from registration under the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein.

     2. Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

     3. Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment, including the risk of loss of its entire investment in the Shares.

     4. Purchaser acknowledges that the Company has made available to Purchaser or its agents all documents and information relating to an investment in the Shares requested by or on behalf of Purchaser.

     5. Purchaser is an "Accredited Investor" as such term is defined in Regulation D under the Act.

     6. All shares issued on delivery of this Certificate shall bear the legend set forth in Section 5 of the annexed Warrant Certificate, and the Shares received on delivery of this Certificate shall be subject to the restrictions set forth therein.

     Executed as of _______________, ___.



                    Purchaser:     ___________________________________

                                   ___________________________________

                                   ___________________________________



                    Signature:     ___________________________________